JARR CAPITAL
CORP

255 Duncan Mill Road, Suite 504
Toronto, ON
M3B 3H9
Toll-free: 877-446-1260
Fax: 416-444-5982
info@jarrcapital.com
www.jarrcapital.com

**Wednesday February 16, 2011**

Mr. John Cecil
Chairman & CEO
"To the Board of Directors of KALLO Inc."
15 Allstate Parkway, 6th Floor
Markham, ON L3R 5B4

Dear Mr. Chairman:

**RE: Addendum I to Engagement letter, dated November 8, 2010, with KALLO, Inc. ("KALLO or the Company", formerly known as Diamond Technologies Inc.)**

Since our initial Engagement letter, we have been conducting a thorough review of the business plan as prepared by the senior management of KALLO. It is my understanding that the Company, in the view of management and as approved by the Board of Directors of KALLO, Inc., has increased the Offering up to $5,000,000.00 USD at $0.15 per common share of KALLO, plus an additional half-warrant per common share, to form the Offering Unit. The warrant will be exercisable until December 31, 2012 at a price of $1.00 per common share.

Additionally, we have identified a couple of institutions that are interested in providing sub-debt financing for an additional $10,000,000.00; this was also not considered in the original Engagement letter. The reasons for the increased Offering are to meet the Company's business plans and the added need of capital, both equity and sub-debt financing.

Based on our mutual understanding and agreement with the Company on the financing amount and terms, we are submitting this letter as Addendum I to the Engagement letter, which is to be signed prior to marketing the Offering.

Please indicate your agreement for JARR CAPITAL, CORP., under the remuneration terms as set forth in the Engagement letter dated November 8, 2010 and signed by KALLO on November 12, 2010 for the increased financing amounts as described in the above paragraphs, to commence marketing the Offering by signing and dating this Addendum I. All of the terms of the Engagement letter dated November 8, 2010 are still in full effect.

JARR CAPITAL
CORP

*Capital Solutions for Capital Requirements*

Sincerely yours,
**JARR CAPITAL, CORP.**

W.T. David Murray
President & CEO

I have authority to bind the Company to these increased financing terms.

**KALLO, INC.**

John Cecil
Chairman & CEO

Date: February 17, 2011